CONFIDENTIAL | FOR DISCUSSION PURPOSES ONLY GOLUB CAPITAL BDC 3, INC. INVESTOR PRESENTATION QUARTER ENDED DECEMBER 31, 2021

Disclaimer 2 Some of the statements in this presentation constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; our business prospects and the prospects of our portfolio companies including our and their ability to achieve our and their respective objectives as a result of the coronavirus ("COVID-19") pandemic; the effect of investments that we expect to make and the competition for those investments; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest with GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence of our future success on the general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments and the effect of the COVID-19 pandemic on the availability of equity and debt capital and our use of borrowed funds to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; general economic and political trends and other external factors, including the COVID-19 pandemic; changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets that could result in changes to the value of our assets, including changes from the impact of the COVID-19 pandemic; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; the ability of GC Advisors to continue to effectively manage our business due to the disruptions caused by the COVID-19 pandemic; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; general price and volume fluctuations in the stock market; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. This presentation contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data. In evaluating prior performance information in this presentation, you should remember that past performance is not a guarantee, prediction, or projection of future results, and there can be no assurance that we will achieve similar results in the future.

Summary of Financial Results 01

4 Summary of Financial Results vs. Prior Quarter Quarter Ended September 30, 2021 December 31, 2021 Selected Financial Highlights Net investment income per share $0.27 $0.26 Accrual (reversal) for capital gain incentive fee per weighted average share 0.01 0.02 Net investment income before accrual for capital gain incentive fee (net) per weighted average share1 $0.28 $0.28 Net realized/unrealized gain (loss) per share $0.05 $0.13 Earnings (loss) per share $0.32 $0.39 Net Asset Value Per Share $15.00 $15.00 1. As a supplement to U.S. generally accepted accounting principles (“GAAP”) financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee which is not contractually payable under the terms of the Company’s investment advisory agreement with GC Advisors ( the “Investment Advisory Agreement”). The capital gain incentive fee payable as calculated under the Investment Advisory Agreement for the period ended December 31, 2021 is $0. However, in accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non-GAAP financial measure is intended to enhance investors’ understanding of the Company’s business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP.

GBDC 3 Performance Drivers 02

GBDC 3’s Strong Earnings Were Driven by a Continuation of Themes from the Prior Quarters 6 Key Themes from Quarter Ended December 31, 2021 Impact on GBDC 3  Earnings growth across middle market private companies in Golub Capital portfolios was strong at 21.7%1 as compared to calendar Q4 2019, reflecting an economy that is growing, even compared to strong, pre-COVID results  Middle market deal activity was strong, which contributed to another strong origination quarter  GBDC 3 portfolio companies generally continued to perform well ‒ Improved internal performance ratings2 ‒ No non-accruals2 ‒ Net realized gains3 ‒ Strong net unrealized gains3  Strong new originations at GBDC 3 drove robust net funds growth 1. Please see the December 31, 2021 Golub Capital Middle Market Report (which is available on Golub Capital’s website at www.golubcapital.com) for additional details. The Golub Capital Middle Market Report for Q4 2021 compared the October and November 2021 revenue and earnings of middle market private companies in the Golub Capital Altman Index to revenue and earnings in October and November 2019. 2. Please see page titled, “Portfolio Highlights – Credit Quality”. 3. Please see page titled, “GBDC 3 Generated Strong NII and Net Gains, Resulting in Greater Than 10% Annualized Returns to Shareholders”.

GBDC 3 Generated Strong NII and Net Gains, Resulting in Greater Than 10% Annualized Returns to Shareholders1 NAV Per Share Bridge $15.00 $15.00 $0.26 $0.03 $0.10 ($0.39) September 30, 2021 NAV Net Investment Income Net Realized Gain (Loss) on Investments Net Change in Unrealized Appreciation (Depreciation) on Investments Dividends Recorded in December 31, 2021 Quarter December 31, 2021 NAV $0.29 $15.01 Net Realized & Unrealized Gain: $0.13 7 $15.00 1. Annualized returns are calculated as the quarterly return on equity multiplied by four. Refer to slide 9 for a description of the quarterly return on equity calculation.

Summary of Financial Results for the Quarter Ended December 31, 2021 03

# Financial Highlights

*(Dollar amounts in 000s, except per share data)*

| Selected Financial Highlights | Quarter Ended 12/31/20 | 3/31/21 | 6/30/21 | 9/30/21 | 12/31/21 |
|---|---|---|---|---|---|
| Net income/(loss) | $16,411 | $19,376 | $15,344 | $15,665 | $24,735 |
| Net investment income | 10,169 | 9,972 | 10,596 | 12,966 | 16,359 |
| Net realized/unrealized gain (loss) | 6,242 | 9,404 | 4,749 | 2,699 | 8,376 |
| Distributions declared | $14,864 | $19,693 | $15,344 | $15,665 | $24,735 |

| Per Share[1] and Return on Equity[2] Statistics | Quarter Ended 12/31/20 | 3/31/21 | 6/30/21 | 9/30/21 | 12/31/21 |
|---|---|---|---|---|---|
| Earnings/(loss) per weighted average share | $0.46 | $0.51 | $0.37 | $0.32 | $0.39 |
| Net investment income per weighted average share | 0.29 | 0.26 | 0.26 | 0.27 | 0.26 |
| Accrual (reversal) for capital gain incentive fee per weighted average share | - | 0.03 | 0.02 | 0.01 | 0.02 |
| Net investment income before accrual for capital gain incentive fee (net) per weighted average share[3] | 0.29 | 0.29 | 0.28 | 0.28 | 0.28 |
| Net realized/unrealized gain (loss) per weighted average share | 0.17 | 0.25 | 0.11 | 0.05 | 0.13 |
| Quarterly return on equity – net income/(loss) | 3.1% | 3.4% | 2.5% | 2.2% | 2.6% |
| Net asset value | $15.01 | $15.00 | $15.00 | $15.00 | $15.00 |

1. Per share returns are calculated based on the daily weighted average shares outstanding during the period presented.
2. The quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented.
3. As a supplement to GAAP financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee which is not contractually payable under the terms of the Company's Investment Advisory Agreement. The capital gain incentive fee payable as calculated under the Investment Advisory Agreement for the period ended December 31, 2021 is $0. However, in accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non-GAAP financial measure is intended to enhance investors' understanding of the Company's business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP.

GOLUB CAPITAL

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Portfolio Highlights – Net Funds Growth 10 $- $200,000 $400,000 $600,000 $800,000 $1,000,000 $1,200,000 $1,400,000 $1,600,000 $1,800,000 $2,000,000 December 31, 2020 March 31, 2021 June 30, 2021 September 30, 2021 December 31, 2021 1% 1% Historical Investment Portfolio ($000) 79% 18% 1. Junior Debt is comprised of second lien and subordinated debt. 1% − Total investments at fair value increased by approximately 33.5%, or $481.3 million, during the three months ended December 31, 2021. − As of December 31, 2021, we had $21.2 million of undrawn revolver commitments to portfolio companies. 80% 18% Equity Junior Debt1 First Lien One Stop First Lien Traditional Senior 1% $1,050,477$1,027,502 81% 17% 1% 2% $1,177,327 18% 78% 1% 3% $1,438,643 $1,919,955 13% 81% 5% 1%

Floating, 100% Fixed, 0%* Software 26% Healthcare Providers and Services 7% IT Services 6% Insurance 6% Specialty Retail 5% Commercial Services and Supplies 5% Automobiles 5% Diversified Consumer Services 4% Health Care Technology 3% Healthcare Equipment and Supplies 3% Portfolio Highlights – Portfolio Diversity 11 * Represents an amount less than 0.5% 1. Junior debt is comprised of second lien and subordinated debt. 2. The percentage of fixed rate loans and floating rate loans is calculated using total debt investments at fair value and excludes equity investments. 3. Based on S&P 2018 industry code. The ten largest industries represented as a percentage of the portfolio at fair value are labeled. All other industry segments are each below 3.0%. Portfolio Composition by Seniority Diversification by Obligor 13% 81% 1% Equity Junior Debt1 First Lien One Stop First Lien Traditional Senior 94% First Lien Top 25 Investments 40% Remaining 207 Investments 60% Top 10 Investments 20% Avg Size <0.4% Portfolio Composition by Interest Rate Type on Loans2 Diversification by Industry3 Investment Portfolio $1,920mm // 232 Investments – Average Size <0.4% 5% 33 industries below 3.0%

1. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income and amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. 2. Income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. 3. The weighted average net investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt. 4. The weighted average cost of debt is calculated as (a) the actual amount of expenses incurred on debt obligations divided by (b) the daily average of total debt obligations. 12 Portfolio Highlights – Economic Analysis 8.3% 8.1% 7.7% 7.7% 7.7% 7.6% 7.5% 7.5% 7.8% 7.7% 7.3% 7.2% 7.2% 7.1% 7.0% 7.0% 4.4% 5.2% 5.2% 5.1% 5.1% 4.9% 4.9% 4.9% 3.9% 2.9% 2.5% 2.6% 2.6% 2.7% 2.6% 2.6% 1.5% 0.3% 0.2% 0.2% 0.2% 0.1% 0.1% 0.2% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% March 31, 2020 June 30, 2020 September 30, 2020 December 31, 2020 March 31, 2021 June 30, 2021 September 30, 2021 December 31, 2021 Investment income yield¹ Income yield² Weighted average net investment spread³ Weighted average cost of debt⁴ 3-Month London Interbank Offered Rate ("LIBOR")

# Portfolio Highlights – Credit Quality

- Over 98% of the investments in our portfolio have an Internal Performance Rating of 4 or higher as of December 31, 2021 and there were no portfolio company investments on non-accrual.

## Internal Performance Ratings

(% of Portfolio at Fair Value)

| | At Fiscal Year End | | | | At Quarter End |
|---|---|---|---|---|---|
| Rating | 2018 | 2019 | 2020 | 2021 | December 31, 2021 |
| 5 | 1.1% | 0.3% | 2.2% | 5.7% | 4.2% |
| 4 | 98.9% | 98.1% | 85.6% | 91.9% | 94.4% |
| 3 | 0.0% | 1.6% | 12.2% | 2.4% | 1.4% |
| 2 | 0.0% | 0.0% | 0.0%* | 0.0%* | 0.0%* |
| 1 | 0.0% | 0.0% | 0.0% | 0.0% | 0.0% |
| Grand Total | 100.0% | 100.0% | 100.0% | 100.0% | 100.0% |

## Internal Performance Rating Definitions

| Rating | Definition |
|---|---|
| 5 | Borrower is performing above expectations and the trends and risk factors are generally favorable |
| 4 | Borrower is generally performing as expected and the risk factors are neutral to favorable |
| 3 | Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due |
| 2 | Borrower is performing materially below expectations and the loan's risk has increased materially since origination |
| 1 | Borrower is performing substantially below expectations and the loan's risk has substantially increased since origination |

* Represents an amount less than 0.1%.

GOLUB CAPITAL

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Quarterly Statements of Financial Condition 14 As of (Dollar amounts in 000s, except share and per share data) December 31, 2020 (unaudited) March 31, 2021 (unaudited) June 30, 2021 (unaudited) September 30, 2021 (audited) December 31, 2021 (unaudited) Assets Investments, at fair value $1,027,502 $1,050,477 $1,177,327 $1,438,643 $1,919,955 Cash, cash equivalents and foreign currencies 9,231 15,205 16,907 53,306 17,041 Restricted cash and cash equivalents 17,372 27,352 21,519 36,673 36,334 Other assets 4,063 4,744 5,665 6,689 10,716 Total Assets $1,058,168 $1,097,778 $1,221,418 $1,535,311 $1,984,046 Liabilities and Net Assets Debt $515,268 $483,324 $538,005 $700,439 $884,808 Unamortized debt issuance costs (1,769) (3,512) (3,222) (2,699) (3,199) Other short-term borrowings – – – – 52,140 Interest payable 1,257 1,674 2,736 2,312 3,518 Management and incentive fee payable 4,216 5,541 6,606 7,742 10,605 Distributions payable – 15,625 15,344 11,897 8,259 Other liabilities 1,577 1,449 1,710 1,155 1,704 Total Liabilities 520,549 504,101 561,179 720,846 957,835 Total Net Assets 537,619 593,677 660,239 814,465 1,026,211 Total Liabilities and Net Assets $1,058,168 $1,097,778 $1,221,418 $1,535,311 $1,984,046 Net Asset Value per Share $15.01 $15.00 $15.00 $15.00 $15.00 Leverage Ratio 0.96x 0.82x 0.82x 0.86x 0.92x Asset coverage 204.2% 222.5% 222.1% 215.9% 209.1% Common shares outstanding 35,820,104 39,578,474 44,015,937 54,297,683 68,414,116

# Quarterly Operating Results

| (Dollar amounts in 000s, except share and per share data) | Quarter Ended<br>December 31, 2020 (unaudited) | March 31, 2021 (unaudited) | June 30, 2021 (unaudited) | September 30, 2021 (unaudited) | December 31, 2021 (unaudited) |
|---|---|---|---|---|---|
| **Investment Income** | | | | | |
| Interest income | $17,370 | $19,078 | $20,046 | $22,870 | $30,071 |
| Dividend income | 39 | 10 | 16 | 189 | 53 |
| Fee income | 361 | 238 | 337 | 552 | 699 |
| Total Investment Income | $17,770 | $19,326 | $20,399 | $23,611 | $30,823 |
| **Expenses** | | | | | |
| Interest and other debt financing expenses | $2,674 | $3,109 | $3,463 | $3,848 | $5,173 |
| Base management fee, net of waiver | 2,422 | 2,571 | 2,759 | 3,247 | 4,235 |
| Incentive fee – net investment income, net of waiver | 1,794 | 1,942 | 2,000 | 2,354 | 3,088 |
| Incentive fee – capital gains, net of waiver | – | 1,028 | 738 | 375 | 1,141 |
| Other operating expenses | 711 | 704 | 844 | 821 | 827 |
| Total expenses | 7,601 | 9,354 | 9,804 | 10,645 | 14,464 |
| Net investment income | $10,169 | $9,972 | $10,595 | $12,966 | $16,359 |
| **Net Gain (Loss) on Investments and Foreign Currency** | | | | | |
| Net realized gain (loss) on investments and foreign currency transactions | $299 | $177 | $273 | ($431) | $2,100 |
| Net unrealized appreciation (depreciation) on investments and foreign currency transactions | 5,943 | 9,227 | 4,476 | 3,130 | 6,276 |
| Net gain (loss) on investments and foreign currency transactions | 6,242 | 9,404 | 4,749 | 2,699 | 8,376 |
| Net increase/(decrease) in net assets resulting from operations | $16,411 | $19,376 | $15,344 | $15,665 | 24,735 |
| **Per Share Data** | | | | | |
| Earnings/(loss) per weighted average share[1] | $0.46 | $0.51 | $0.37 | $0.32 | $0.39 |
| Net investment income per weighted average share[1] | $0.29 | $0.26 | $0.26 | $0.27 | $0.26 |
| Distributions declared per share[2] | $0.42 | $0.52 | $0.37 | $0.32 | $0.39 |
| Weighted average common shares outstanding | 35,454,475 | 37,728,245 | 40,825,943 | 47,515,422 | 62,979,848 |

1. Per share data are calculated based on the daily weighted average shares outstanding during the period presented.
2. Per share data are based on (i) the total distributions paid for each respective record date during the period presented divided by (ii) the total number of shares outstanding on each respective record date. Please see slide titled, "Common Stock and Distribution Information" included in this presentation for details on the distributions declared during the period.

GOLUB CAPITAL

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1.8% 3.1% 3.1% 2.7% 2.3% 2.1% 2.5% 3.0% 2.4% (8.7%) 8.3% 3.5% 3.1% 3.5% 2.5% 2.2% 2.6% Dec-17 Mar-18 Jun-18 Sep-18 Dec-18 Mar-19 Jun-19 Sep-19 Dec-19 Mar-20 Jun-20 Sep-20 Dec-20 Mar-21 Jun-21 Sep-21 Dec-21 Investors in GBDC 3 have achieved a 9.5% IRR on NAV1 Quarterly Return on Equity Since Inception* * Quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented. 1. Internal rate of return (“IRR”) on NAV is calculated at the fund level using beginning of period NAV, capital share issuances during the period, distributions paid during the period, and ending period NAV. Period beginning August 1, 2017 and ending December 31, 2021. The first investment in GBDC 3 took place on August 1, 2017. These returns do not represent an actual return to any investor in the Company. 16 Avg. 2.3%

# Liquidity and Capital Subscriptions

**Cash and Cash Equivalents**

- Unrestricted cash and cash equivalents and foreign currencies totaled $17.0 million as of December 31, 2021.
- Restricted cash and cash equivalents totaled $36.3 million as of December 31, 2021. Restricted cash is held in our Deutsche Bank Credit Facility and the 2021 Debt Securitization and is reserved for quarterly interest payments and is also available for new investments that qualify for reinvestment.

**Capital Subscriptions**

- As of December 31, 2021, we had total investor capital subscriptions of $1.177 billion and contributed capital of $968.8 million (82.3% called capital ratio).
- On January 1, 2022, we closed on additional net capital subscriptions of $129.7 million, increasing total capital subscriptions to $1.307 billion.
- During the quarter ended December 31, 2021, we issued three capital calls for proceeds of $200.9 million. In addition, after quarter end, we issued one capital call for proceeds of $52.2 million.

**Debt Facilities – Availability**

- Signature Bank Revolver – As of December 31, 2021, subject to leverage and borrowing base restrictions, we had $24.0 million of remaining commitments and $0 availability on this $180.0 million revolving credit facility. On November 19, 2021, we reduced maximum borrowings permitted under the Signature Bank Revolver to $180.0 million from $275.0 million.
- Deutsche Bank Credit Facility – As of December 31, 2021, subject to leverage and borrowing base restrictions, we had $19.2 million of remaining commitments and availability on this $450.0 million revolving credit facility. On October 29, 2021, we amended the Deutsche Bank Credit Facility to increase borrowing capacity to $450.0 million from $250.0 million and extend the period we can request drawdowns to March 10, 2023 from September 10, 2022.
- GC Advisors Revolver – As of December 31, 2021, we had $40.0 million of remaining commitments and availability on our $40.0 million unsecured line of credit with GC Advisors.

**2022 Debt Securitization**

- On January 25, 2022, we issued $252.0 million in notes which bear interest at a rate of SOFR + 2.00% through our second debt securitization. The reinvestment period for the new term debt securitization ends January 25, 2024 and the notes mature on January 18, 2030.

**Key Funding Vehicles**[1]

| Funding Source | Debt Commitment | Outstanding Par | Undrawn Commitment | Reinvestment Period | Stated Maturity | Interest Rate |
|---|---|---|---|---|---|---|
| Signature Bank Revolver | $180,000 | $156,000 | $24,000 | N/A | February 4, 2022[(2)] | LIBOR + 1.70% |
| Deutsche Bank Credit Facility | 450,000 | 430,808 | 19,192 | March 10, 2023 | September 10, 2025 | 3 Month LIBOR + 2.00% |
| 2021 Debt Securitization | 298,000 | 298,000 | - | April 30, 2025 | April 30, 2033 | 3 Month LIBOR + 1.77%[(3)] |
| GC Advisors Revolver | 40,000 | - | 40,000 | N/A | September 29, 2023 | Applicable Federal Rate |

1. Information presented is as of December 31, 2021.
2. On February 4, 2022, we entered an amendment to extend the stated maturity to March 4, 2022 from February 4, 2022.
3. Interest rate for the 2021 Debt Securitization represents the weighted average spread over 3-month LIBOR for the various tranches of issued notes, excluding a $10.0 million note that has a fixed rate of 3.91% and tranches retained by the Company.

GOLUB CAPITAL

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Common Stock and Distribution Information 18 Distributions Paid (Dollar amounts in 000s, except share and per share data) Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount August 20, 2020 August 20, 2020 N/A 33,303,658.071 August 21, 2020 $0.2200 $7,327 Total for Quarter Ended September 30, 2020 $0.2200 $7,327 November 20, 2020 December 15, 2020 N/A 35,388,849.466 December 18, 2020 $0.4200 $14,864 Total for Quarter Ended December 31, 2020 $0.4200 $14,864 November 20, 2020 January 28, 2021 N/A 37,640,060.105 March 11, 2021 $0.1081 $4,068 February 5, 2021 February 25, 2021 February 2021 37,640,060.105 May 25, 2021 0.1493 5,622 February 5, 2021 March 26, 2021 March 2021 39,578,474.129 May 25, 2021 0.2527 10,003 Total for Quarter Ended March 31, 2021 $0.5101 $19,693 February 5, 2021 April 29, 2021 April 2021 39,578,474.129 July 26, 2021 $0.1001 $3,961 May 7, 2021 May 28, 2021 May 2021 41,898,514.167 July 26, 2021 0.1491 6,247 May 7, 2021 June 25, 2021 June 2021 44,018,143.919 July 26, 2021 0.1167 5,136 Total for Quarter Ended June 30, 2021 $0.3659 $15,344 May 7, 2021 July 19, 2021 July 2021 44,015,937.428 September 27, 2021 $0.0856 $3,768 August 6, 2021 August 30, 2021 August 2021 49,904,941.097 November 22, 2021 0.1333 6,653 August 6, 2021 September 20, 2021 September 2021 49,904,941.097 November 22, 2021 0.1051 5,244 Total for Quarter Ended September 30, 2021 $0.3240 $15,665 August 6, 2021 October 18, 2021 October 2021 56,431,212.836 December 27, 2021 $0.1168 $6,593 November 19, 2021 November 29, 2021 November 2021 65,852,241.833 December 27, 2021 0.1501 9,883 Total for Quarter Ended December 31, 2021 $0.2669 $16,476

Common Stock and Distribution Information 19 Distributions Declared (Dollar amounts in 000s, except share and per share data) Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount November 19, 2021 December 20, 2021 December 2021 68,007,006.127 February 28, 2022 $0.1214 $8,259 November 19, 2021 January 20, 2022 January 2022 68,414,116.228 March 23, 2022 TBD TBD February 4, 2022 February 25, 2022 February 2022 TBD May 23, 2022 TBD TBD February 4, 2022 March 21, 2022 March 2022 TBD May 23, 2022 TBD TBD February 4, 2022 April 29, 2022 April 2022 TBD July 25, 2022 TBD TBD